                                                                     Exhibit 3.2

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                    JORDAN TELECOMMUNICATION PRODUCTS, INC.

                          Incorporated under the laws
                           of the State of Delaware



                           _________________________

                                    BY-LAWS
                           _________________________



                         As effective on July 21, 1997



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                    JORDAN TELECOMMUNICATION PRODUCTS, INC.
                                   ARTICLE I
                                    Offices
                                    -------

     SECTION 1. Registered Office. The registered office of JORDAN TELECOMMUNICATION PRODUCTS, INC.(the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

     SECTION 2. Other Offices. The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware.

                                  ARTICLE II
                            Meeting of Stockholders
                            -----------------------

     SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the "Board") and designated in the notice or waiver of notice thereof.

     SECTION 2. Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only in accordance with the provisions of the Certificate of Incorporation (the "Certificate").

     SECTION 3. Notice of Meetings. Except as otherwise required by law or by the Certificate or these By-laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to him at his address as it appears in the records of the Corporation, or by transmitting such notice thereof to him at such address by telegraph, cable or other telephonic transmission. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise required by law, notice of any meeting of stockholders shall not be required be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

     SECTION 4. Quorum. At each meeting of the stockholders, except where otherwise provided by the Certificate or these By-laws, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise required by law, these By-laws or the Certificate. In the absence of a quorum a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 5. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

     (a)  the Chairman;

     (b)  the President;

     (c) any officer of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat; or

     (d) a stockholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

     The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 6. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

     SECTION 7. Voting. Except as may otherwise be required by law or these By-laws, stockholders shall have the voting rights specified in the Certificate.

     SECTION 8. Informal Action by Stockholders. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by a consent in writing by any such stockholders.

     SECTION 9.  Voting Procedures and Inspections of Elections.

     (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

     (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with (S) 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted in this Section 9, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section 9 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     SECTION 10. Advance Notification of Proposals at Stockholders' Meetings. If a stockholder desires to submit a proposal for consideration at an annual or special stockholders' meeting, or to nominate persons for election as directors at any stockholders' meeting duly called for the election of directors, written notice of such stockholders' intent to make such a proposal or nomination must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail not later than (i) with respect to an annual meeting of stockholders, 60 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to stockholders. Each notice shall describe the proposal or nomination in sufficient detail for the proposal or nomination to be summarized on the agenda for the meeting and shall set forth: (i) the name and address, as it appears on the books of the Corporation, of the stockholder who intends to make the proposal or nomination; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Corporation which are held of record and beneficially by the stockholder. In addition, in the case of a stockholder proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the stockholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth:

(i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (iv) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the annual or special meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

     The provisions of this Section 10 may be changed by the stockholders only upon the affirmative vote of the holders of two-thirds of the votes that could be cast by the holders of all shares of capital stock of the Corporation entitled to vote on such matters at a meeting duly called for such purpose.

     SECTION 11. Advisory Stockholder Votes. In order for the stockholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board to take certain actions, a majority of the outstanding stock of the Corporation entitled to vote thereon must be voted in favor of the proposal in accordance with Section 7 of this Article II.

     SECTION 12. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III
                              Board of Directors
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     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

     SECTION 2. Number and Term of Office. The number of directors shall be fixed from time to time by the Board, subject to the terms of the Certificate. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal in the manner hereinafter provided.

     SECTION 3. Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon, shall be the directors; provided that for purposes of such vote no stockholder shall be allowed to cumulate his votes.

     SECTION 4. Resignation and Vacancies. Any director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Except as otherwise required by law, vacancies on the Board will be filled in accordance with the Certificate.

     SECTION 5.  Meetings.

          (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article III.

          (b) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairman, the President or any two directors shall from time to time determine.

          (c) Notice of Meetings. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the date on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

     (d) Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

     (e) Quorum and Manner of Acting. A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. A director who is in attendance at a meeting of the Board but who abstains from the vote on any matter by announcing his abstention to the person acting as secretary of the meeting and not voting on such matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes.

     (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

          (1)  the Chairman;

          (2)  the President (if a director); or

          (3)  a person designated by the Board.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 6. Directors' Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 7. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     SECTION 8. Committees. The Board, by resolution adopted by a majority of the whole Board, may designate one or more committees, each such committee to consist of one or more directors. Except as expressly limited by law or the Certificate, any such committee shall have and may exercise such powers as the Board may determine and specify in the resolution designating such committee. The Board, by resolution adopted by a majority of the whole Board, also may designate one or more additional directors as alternate members of any such committee to replace any absent or disqualified member of any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board to such extent and in such form as the Board may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

                                  ARTICLE IV
                                   Officers
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     SECTION 1. Executive Officers. The principal officers of the Corporation shall be a Chairman, a President, a Secretary and a Treasurer, and may include such other officers as the Board may appoint pursuant to Section 3 of this
Article IV. Any two or more offices may be held by the same person.

     SECTION 2. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent so provided, by the Board.

     SECTION 3. Other Officers. The Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Vice-presidents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman, or the President may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees.

     SECTION 4. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

     Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause, subject to any agreements to the contrary.

     SECTION 5. Vacancies. If the office of Chairman, President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Except as otherwise provided in these By-laws, any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

     SECTION 6. The Chairman. The Chairman shall be the chief executive officer of the Corporation. He shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chairman shall preside at meetings of the Board and of the stockholders at which he is present, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business. He shall perform such other duties as the Board may from time to time determine.

     SECTION 7. The President. The President shall be the chief operating officer and, in the event that the office of Chairman is or becomes vacant, the chief executive officer of the Corporation. The President shall have general charge and supervision of the operation of the business and affairs of the Corporation. He shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform such other duties as may from time to time be assigned to him by the Board or the Chairman.

     SECTION 8. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record the minutes of all proceedings in a book to be kept for that purpose. He may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

     SECTION 9. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

                                   ARTICLE V
                 Contracts, Checks, Drafts, Bank Accounts, Etc.
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     SECTION 1. Execution of Documents. The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

     SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                   ARTICLE VI
                 Shares and Their Transfer; Fixing Record Date
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     SECTION 1. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall be in such form as shall be prescribed by the Board. The Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Each certificate for shares shall be numbered and issued in consecutive order. Certificates of stock in the Corporation, if any, shall be signed by, or in the name of, the Corporation by the Chairman, or the President or any Vice President and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     SECTION 2.  Transfer of Stock.

          (a) The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

          (b) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.

     SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

     SECTION 4. Replacement. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction, mutilation or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed, mutilated or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed, mutilated or stolen.

     SECTION 5. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

     SECTION 6.  Fixing Date for Determination of Stockholders of Record.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.


                                  ARTICLE VII
                                     Seal
                                     ----

     The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal - 1988 Delaware." The seal may be used by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.


                                 ARTICLE VIII
                                  Fiscal Year
                                  -----------

     The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board.


                                  ARTICLE IX
                         Indemnification and Insurance
                         -----------------------------

     SECTION 1.  Indemnification.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


          (d) Except in a situation governed by subsection (c) of this Section 1, any indemnification under subsections (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 1. Such determination shall be made
     (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders. The determination required by clauses (1) and (2) of this subsection (d) may in either event be made by the written consent of the majority required by each clause.

          (e) Expenses (including attorneys' fees) of each officer and directory hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Article. Such expenses (including attorneys' fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (h) For purposes of this Article IX, references to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

          (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (j) The right to indemnification conferred by this Article IX shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

     SECTION 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.


                                   ARTICLE X
                                   Amendment
                                   ---------

     These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board, subject to the provisions of these By-laws and the Certificate. The fact that the power to amend, alter, repeal or adopt the By-laws has been conferred upon the Board shall not divest the stockholders of the same powers.